CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A, relating to the TimesSquare International Small Cap Fund (one of the series constituting Managers AMG Funds) under the headings “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm”.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 28, 2012